UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2002

Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None

(Former name or former address, if changed since last report)

Item 5. Other Events

On May 6, 2002, Peoples Energy Corporation ("Peoples Energy") will give a presentation before securities analysts wherein the company will discuss the company's outlook and strategy and financial projections for fiscal year 2002. This Form 8-K contains only the forward-looking information to be disclosed during the presentation. A complete copy of the presentation is being filed on a separate Form 8-K under Item 9 pursuant to Regulation FD.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This Current Report on Form 8-K contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as management's expectations for capital spending, business strategy, and Peoples Energy fiscal year 2002 targets for earnings per share. These statements speak of Peoples Energy's plans, targets, goals, beliefs, or expectations, refer to fiscal year 2002 or subsequent years or use similar terms. Actual results could differ materially because the realization of those results is subject to many uncertainties including, but not limited to: weather-related energy demands; the company's success in identifying diversified energy opportunities on financially acceptable terms and generating earnings within a reasonable time; adverse resolution of material litigation; general U.S. and Illinois economic conditions; business and competitive conditions resulting from deregulation and consolidation of the energy industry; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of unusually high gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts, and interest expense; drilling risks and the inherent uncertainty of gas and oil reserve estimates; regulatory developments in the U.S., Illinois and other states where Peoples Energy does business; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's filings under the Securities Exchange Act of 1934. All forward-looking statements included in this Form 8-K are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

Item 7. Financial Statements and Exhibits

The following is filed as an exhibit to this report.

Exhibit
Number	Description

99	Forward-Looking Information to be disclosed at securities analyst presentation on May 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

May 6, 2002	By: /s/ THOMAS A. NARDI____
(Date)	Thomas A. Nardi
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99	Forward-Looking Information to be disclosed at securities analyst presentation on May 6, 2002.

EXHIBIT 99